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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  June 20, 2003
                Date of Report (Date of earliest event reported)

                               TRIMAS CORPORATION

             (Exact name of registrant as specified in its charter)

               Delaware                    333-100351            38-2687639
   (State or other jurisdiction of  (Commission file number)  (I.R.S. Employer
    incorporation or organization)                           Identification No.)


                          39400 Woodward Ave., Ste. 130
                           Bloomfield Hills, MI 48304
                    (Address of principal executive offices)
                                 (248) 631-5400

                 (Registrant's telephone number, including area
                                      code)
                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 4.  Changes in Registrant's Certifying Accountant.

     On June 20, 2003, the Audit Committee of the Board of Directors of TriMas Corporation (the "Company") approved the appointment of KPMG LLP as the Company's independent accountants, and the dismissal of PricewaterhouseCoopers LLP, which had previously served in this capacity.

     During the years ended December 31, 2002 and 2001 and through June 20, 2003, KPMG LLP has not been engaged as an independent accountant to audit either the financial statements of the Company or any of its subsidiaries, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

     During the years ended December 31, 2002 and 2001, and through June 20, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreement in their reports on the financial statements for such years. The report of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2002 and 2001 did not include any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     In connection with its 2001 audit, PricewaterhouseCoopers LLP reported no material weaknesses in the Company's internal control systems and there were no other reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     In connection with its 2002 audit, PricewaterhouseCoopers LLP communicated to the Audit Committee and to management two material weaknesses in the Company's internal control systems, relating to: (1) the Company's closing, consolidation and financial monitoring processes, and (2) the use of standardized policies and procedures appropriate to each business unit's activities. Management is addressing the first matter through augmentation of corporate and business unit staffing levels and expects to implement revised closing and consolidation procedures in conjunction with its second quarter 2003 closing and consolidation. The revised procedures specify required activities, due dates, assigned responsibilities, management review and approval levels, and require certain account reconciliations and roll forward analyses to be performed monthly. In regard to the use of standardized policies and procedures, management reviews the business units' accounting practices to identify inconsistent use or application with the Company's critical accounting policies and records adjusting entries for such items, as appropriate. Management has also initiated actions to formally document and communicate application and use of the Company's critical accounting policies and related procedures to appropriate business unit personnel and expects to complete these actions during the second half of 2003. PricewaterhouseCoopers LLP is not in a position to comment on the adequacy of these corrective actions. The Company has authorized PricewaterhouseCoopers LLP to respond fully to any inquiries by KPMG LLP.

     The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 23, 2003, is filed as an Exhibit to this Form 8-K.

     The Company intends to continue its engagement of Deloitte & Touche to provide internal audit services.

Item 7.  Exhibits.

     (c) Exhibits. The following exhibit is filed herewith:

         Exhibit No.        Description

         16 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 23, 2003



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 26, 2003


                                  TRIMAS CORPORATION



                                  By:    /s/ Todd R. Peters
                                         --------------------------------------
                                         Name:      Todd R. Peters
                                         Title:     Executive Vice President
                                                    and Chief Financial Officer




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                                  EXHIBIT INDEX